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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report dated January 30, 1996 with respect to the consolidated balance sheets of Equity Bank and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, stockholder's equity and cash flows for each of the years in the three year period ended December 31, 1995 included herein (the Form S-4 Registration Statement of SouthTrust Corp.) and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

                                                       /s/ KPMG PEAT MARWICK LLP

January 17, 1997
West Palm Beach, Florida



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